EXHIBIT 22.1

SUMMIT MIDSTREAM PARTNERS, LP
SUBSIDIARY ISSUERS AND GUARANTORS OF
REGISTERED SECURITIES

The below chart lists the subsidiary co-issuers and guarantors of the 5.75% senior notes due 2025 (the "Senior Notes").

Subsidiary	Registered Security	Guarantor Status
Summit Midstream Holdings, LLC	Senior Notes	Co-Issuer, Not a guarantor
Summit Midstream Finance Corp.	Senior Notes	Co-Issuer, Not a guarantor
Summit Midstream Partners, LP	Senior Notes	Joint and Several, Fully and Unconditionally
Grand River Gathering, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Red Rock Gathering Company, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Summit Midstream Niobrara, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
DFW Midstream Services LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Polar Midstream, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Epping Transmission Company, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Summit Midstream Marketing, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Summit Midstream Permian II, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Mountaineer Midstream Company, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Summit Midstream OpCo, LP	Senior Notes	Joint and Several, Fully and Unconditionally
Meadowlark Midstream Company, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Summit Midstream Utica, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Summit DJ-O, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Summit DJ-S, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Summit DJ-O Operating, LLC	Senior Notes	Joint and Several, Fully and Unconditionally
Grasslands Energy Marketing LLC	Senior Notes	Joint and Several, Fully and Unconditionally